EXHIBIT 10.1

CHINA VTV LIMITED

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of September 4, 2020 (the “Grant Date”), by and between China VTV Limited, a Nevada corporation (the “Company”), and Gehui Xu (the “Grantee”), a member of the board of directors (the “Board”) of the Company. The Board of the Company has determined that it is in the best interests of the Company and its shareholders to promote the success of the Company by enhancing the ownership of the Company’s common stock by the Grantee through making this grant of restricted common stock in accordance with the terms set forth below.

AGREEMENT

1. Award of Restricted Shares.The Board hereby grants, subject to the terms and conditions set forth in this Agreement, to the Grantee an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Restricted Shares”) at a stipulated value of $20,000, for her services as a Board member of the Company.The Restricted Shares will be held either in book entry form by the Company’s transfer agent (“Transfer Agent”) or represented by stock certificates in the name of the Grantee and shall be delivered to the Grantee pursuant to Section 2(a). The Grantee agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 3 hereof.

2. Delivery of Restricted Shares

(a) The Restricted Shares vest upon execution of this agreement. If the Grantee elects to have the Restricted Shares in the book entry form, the Company shall cause its Transfer Agent to deliver a statement to the Grantee recording the Grantee’s ownership of the Restricted Shares. If the Grantee elects to have the stock certificates representing the Restricted Shares, the Company shall cause its Transfer Agent to deliver such stock certificates to the Grantee at the Company’s expense.

3. Restrictions. The shares of Restricted Stock are subject to the following restrictions (collectively, the "Restrictions"):

(a) Forfeiture. If the Grantee's service to the Company as a director, employee or consultant shall terminate for any reason other than a "Change of Control" or the Director's "Disability" or death as provided in Section 2 herein, the Grantee shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 2 as of the effective e date of termination of Grantee’s service to the Company.

CHINA VTV LIMITED

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

Tel:  +85267353339, email: songtijin@sina.com

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(b) Competition. In the event the Grantee becomes employed by, associated in any way with, or the beneficial owner of more than 1% of the equity of, any business which in the good faith determination of the Board competes, directly or indirectly, with the Company's business in any geographical area where the Company then does business, or if the Grantee engages in criminal conduct with respect to the Company, a Subsidiary, or any of their property, shareholders, employees, officers or directors, or engages in conduct involving moral turpitude, the Grantee shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 2.

(c) The Grantee acknowledges and understands the Restricted Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act.The Restricted Shares have not been registered under the Securities Act, and, if in the future, in accordance with the terms of this Agreement, the Grantee decides to offer, resell, pledge or otherwise transfer the Restricted Shares, such Shares may be offered, resold, pledged or otherwise transferred only: (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated thereunder (“Rule 144”), if available, or (iii) pursuant to any available other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.Grantee agrees that if any assignment, disposition, transfer, pledge of or similar action with respect to its Restricted Shares or any interest therein is proposed to be made by Grantee or its affiliates, as a condition precedent to any such action, Grantee shall be required to deliver to the Company an opinion of counsel satisfactory to the Company that such action does not violate the Securities Act or the rules and regulations promulgated thereunder.Absent registration or an available exemption from registration, Grantee agrees that it will not take any such action with respect to the Restricted Shares. Grantee understands and agrees imprinting the following legend on the Restricted Shares:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

CHINA VTV LIMITED

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

Tel:  +85267353339, email: songtijin@sina.com

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4. Rights with Respect to Restricted Shares.

(a) Except as otherwise provided in this Agreement, the Grantee shall have, with respect to all Restricted Shares, all the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive cash dividends, if any, as may be declared by the Board from time to time.Any shares of the Company’s common stock issued to the Grantee as a dividend with respect to the Restricted Shares shall have the same status, be subject to the same terms and conditions and shall be held on behalf of the Grantee by the Company (on a pro rata basis) as the unvested Restricted Shares, unless otherwise determined by the Board.

(b) Reserved.

5. Taxes.

(a) If the Grantee elects, within thirty (30) days of the date of this Agreement, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Grant Date) of the Restricted Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Grantee shall make arrangements satisfactory to the Board to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Shares.If the Grantee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b) If the Grantee does not make the election described in Subsection 5(a) above, the Grantee shall, no later than the date as of which the Restricted Shares vest, pay to the Company, or make arrangements satisfactory to the board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(c) The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and other tax consequences of the grant of Restricted Shares. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise directly or indirectly as a result of the grant of the Restricted Shares.

CHINA VTV LIMITED

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

Tel:  +85267353339, email: songtijin@sina.com

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6. Reserved.

7. Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Grantee and the Chairman of the Board or other duly authorized member of the Board.No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement.No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.This Agreement shall not be assigned by the Grantee in whole or in part.The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

8. Miscellaneous.

(a) No Right to Employment.The grant of the Restricted Shares shall not be construed as giving the Grantee the right to be retained in the employ of the Company.

(b) No Limit on Other Compensation Arrangements.Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Severability.If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the grant of Restricted Shares under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent ofthis Agreement and the grant of Restricted Shares, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(d) No Trust or Fund Created.Neither this Agreement nor the grant of Restricted Shares shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Grantee or any other person.To the extent that the Grantee or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Governing Law.The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada, without regards to the conflict of law provisions.

CHINA VTV LIMITED

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

Tel:  +85267353339, email: songtijin@sina.com

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(f) Headings.Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference.Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(g) Grantee’s Acknowledgments. The Grantee acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Grantee’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Sichenzia Ross Ference LLP has acted as counsel to the Company in connection with the transactions contemplated by the Agreement, and not as counsel for the Grantee.

(h) Delivery of Certificates. The Grantee may request that the Company deliver the vested Restricted Shares in certificated form.

(i) No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Grantee may defer the delivery of the Restricted Shares.

9. Complete Agreement.This Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

China VTV Limited

By:	/s/ Tijing Song
Name:	Tijing Song
Title:	Chief Executive Officer

Agreed and Accepted:

By: /s/ Gehui Xu

Name/Title:Gehui Xu

Address: **

Passport No.: **

CHINA VTV LIMITED

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

Tel:  +85267353339, email: songtijin@sina.com

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